UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 01, 2026

Franklin Covey Co.

(Exact name of Registrant as Specified in Its Charter)

Utah	001-11107	87-0401551
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13907 South Minuteman Dr., Suite 500
Draper, Utah		84020
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 801 817-1776

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.05 Par Value	FC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On September 1, 2026, Franklin Covey Co. (the “Company” or “FranklinCovey”) announced the following changes to its executive leadership team.

Appointment of M. Sean Covey as Chief Product Officer

Effective September 1, 2026, M. Sean Covey will transition from his current role as President, Education Division to begin service as Chief Product Officer of FranklinCovey. Mr. Covey, age 61, has served as President, Education Division since September 2017. During his tenure at FranklinCovey, he has led the development of many of FranklinCovey’s organizational offerings when he served as Executive Vice President of Innovations. Mr. Covey is a New York Times best-selling author and has written several books, including The 6 Most Important Decisions You’ll Ever Make, The 7 Habits of Happy Kids, and The 7 Habits of Highly Effective Teens, which has been translated into 20 languages and sold over 4 million copies worldwide. Mr. Covey holds an undergraduate degree from Brigham Young University and an MBA from Harvard Business School. Mr. Covey’s compensation will not change in the new role.

Appointment of John Buchanan as Executive Vice President, Education

Effective September 1, 2026, John Buchanan joins FranklinCovey and will begin service as Executive Vice President, Education. Prior to joining FranklinCovey, Mr. Buchanan, age 52, has served most recently as Chief Growth Officer at GoGuardian, a mission-driven K-12 company. He has also served as Chief Marketing Officer at Care.com and has held leadership roles at LegalZoom, the NFL, Adobe, and Electronic Arts. Mr. Buchanan holds an undergraduate degree from the University of Southern California.

Colleen Dom Retirement

After over 40 years of extraordinary service, Colleen Dom will retire from the Company as Executive Vice President, Operations, effective June 1, 2027. Ms. Dom will enter into a Transition and Separation Agreement with the Company pursuant to which she will agree to provide transition services and will receive compensation totaling $98,000 plus an incremental short-term incentive award as earned for the additional months through August 31, 2027.

Ms. Dom has served as Executive Vice President, Operations since September 2013. During her time at FranklinCovey, Ms. Dom has been instrumental in creating and implementing systems and processes that have supported the Company’s strategic objectives in client services, sales support, operations, management, and supply chain. The Company expresses its gratitude for her integrity and solution-focused leadership over the years.

In connection with Ms. Dom’s departure, Adam Sherman, Senior Vice President, Revenue and Customer Operations, will succeed Ms. Dom, effective June 1, 2027. Mr. Sherman, age 39, joined the Company in September 2024 as Vice President, Revenue Operations for Enterprise North America and has expanded his responsibility over the last two years. Prior to joining FranklinCovey, he has held leadership roles at Zoom and LinkedIn. Mr. Sherman holds an undergraduate degree from San Jose State University.

Item 9.01 Financial Statements and Exhibits

104 Cover Page Interactive Data File – the cover page XBRL tags are embedded within the inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRANKLIN COVEY CO.

Date:	September 1, 2026	By:	/s/ Jessica G. Betjemann
Jessica G. Betjemann Chief Financial Officer